Registration No. 333-18945
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITEIS ACT OF 1933

CRAFT BREW ALLIANCE, INC.
(Exact name of registrant as specified in its charter)

Washington	91-1141254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, Oregon  97227
(Address of principal executive offices)

1992 Stock Incentive Plan

Amended and Restated
Directors Stock Option Plan

(Full title of the plans)

Andrew J. Thomas
Chief Executive Officer
Craft Brew Alliance, Inc.
929 North Russell Street
Portland, Oregon 97227
Telephone (503) 331-7270
(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION

The total number of shares of common stock, $0.005 par value, of Craft Brew Alliance, Inc. registered pursuant hereto for issuance under its 1992 Stock Incentive Plan and Amended and Restated Directors Stock Option Plan is 600,000 shares. The Registration Statement is hereby amended to remove from registration all shares that have not yet been issued.

PART II
SIGNATURES

The Registrant
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, state of Oregon, on May 18, 2017.

Craft Brew Alliance, Inc.
(Registrant)

By:	/s/ Joseph K. Vanderstelt
Joseph K. Vanderstelt
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on May 18, 2017.

Signature	Title

/s/ Andrew J. Thomas	Chief Executive Officer
Andrew J. Thomas	(Principal Executive Officer)

/s/ Joseph K. Vanderstelt	Chief Financial Officer and Treasurer
Joseph K. Vanderstelt	(Principal Financial Officer)

/s/ Edwin A. Smith	Corporate Controller
Edwin A. Smith	(Principal Accounting Officer)

/s/ David R. Lord	Chairman of the Board and Director
David R. Lord

/s/ Timothy P. Boyle	Director
Timothy P. Boyle

/s/ Marc J. Cramer	Director
Marc J. Cramer

/s/ Paul D. Davis	Director
Paul D. Davis

/s/ Kevin R. Kelly	Director
Kevin R. Kelly

/s/ Nickolas A. Mills	Director
Nickolas A. Mills

/s/ Michael R. Taylor	Director
Michael R. Taylor

/s/ Jacqueline S. Woodward	Director
Jacqueline S. Woodward